UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 21, 2025
Date of Report (Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC
Rights to Purchase Series A Preferred Stock, par value $0.001 per share	-	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2025, the Board of Directors (the “Board”) of Fortrea Holdings Inc. (the “Company”) amended and restated the Fortrea Holdings Inc. 2025 Inducement Award Plan to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 2,200,000 shares (the “A&R Inducement Plan”) in order to allow for additional inducement award grants as needed to other new hires who are eligible to receive inducement award grants under Nasdaq Listing Rule 5635(c)(4), as the Fortrea Holdings Inc. 2025 Inducement Award Plan was originally established solely to grant inducement awards to Anshul Thakral. The A&R Inducement Plan may be used exclusively for grants of inducement awards to individuals who were not previously employees or directors of the Company, other than following a bona fide period of non-employment, as a material inducement within the meaning of Nasdaq Listing Rule 5635(c)(4) to each such individual’s entry into employment with the Company.

The foregoing description of the A&R Inducement Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the document, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

	By:	/s/ Stillman Hanson
Name: Stillman Hanson
Title: General Counsel and Secretary
Date: August 27, 2025